Exhibit 4.1

PUBLIX SUPER MARKETS, INC.

401(k) SMART PLAN

AMENDED AND RESTATED

AS OF JANUARY 1, 2007

PUBLIX SUPER MARKETS, INC.

401(k) SMART PLAN

AMENDED AND RESTATED

AS OF JANUARY 1, 2007

Table of Contents

Article	Title	Page

I	Definitions	1

II	Amendment and Restatement and Name of the Plan	16

III	Purpose of the Plan and the Trusts	16

IV	Plan Administrator	16

V	Eligibility and Participation	21

VI	Contributions to the Trust	22

VII	Participants’ Accounts and Allocation of Contributions	31

VIII	Benefits Under the Plan	34

IX	Form and Payment of Benefits, Withdrawals	38

X	Designated Investments	45

XI	Loans to Participants	46

XII	Trust Funds	48

XIII	Expenses of Administration of the Plan and the Trust Funds	49

XIV	Amendment and Termination	50

XV	Miscellaneous	51

PUBLIX SUPER MARKETS, INC.

401(k) SMART PLAN

AMENDED AND RESTATED

AS OF JANUARY 1, 2007

This Publix Super Markets, Inc. 401(k) SMART Plan, originally adopted as of January 1, 1995, is hereby amended and restated this 22nd day of January, 2008, but is effective for all purposes as of January 1, 2007, except as may be otherwise noted herein, by Publix Super Markets, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has previously adopted the Publix Super Markets, Inc. 401(k) SMART Plan, which has been amended from time to time (as amended to date, the “Plan”); and

WHEREAS, the Company is authorized and empowered to amend the Plan further; and

WHEREAS, the Company has determined that it is advisable and in the best interests of the Participants to amend and restate the Plan to reflect statutory and regulatory modifications and to make other desired changes.

NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to read as follows:

ARTICLE I

Definitions

1.1 “Account” or “Accounts” shall mean a Participant’s Savings Contributions Account, Matching Contributions Account, and/or such other accounts as may be established by the Plan Administrator, including a Rollover Contributions Account. The portion of a Participant’s Accounts invested in the Publix Stock Fund may include an Employer Securities Account and an Other Investments Account, as set forth hereinafter.

1.2 “Actual Contribution Percentage” or “ACP” shall mean, with respect to a specified group of eligible Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average (calculated to the nearest hundredth of a percentage point) of the Actual Contribution Ratios (calculated separately for each member of the group and calculated to the nearest hundredth of a percentage point) of each eligible Participant who is a member of such group.

1.3 “Actual Contribution Ratio” shall mean the ratio of the amount of qualifying matching contributions actually paid over to the Trust on behalf of an eligible Participant for a Plan Year to the Participant’s Compensation for such Plan Year. For these purposes:

(a) The qualifying matching contributions paid on behalf of any eligible Participant shall include:

(1) any matching contributions on behalf of the Participant but excluding

(A) any matching contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions; and

(B) qualified matching contributions that are taken into account in the Actual Deferral Percentage test; and

(2) any Elective Deferrals permitted to be taken into account for these purposes under Treasury Regulation Section 1.401(m)-2(a)(6) and so taken into account.

(b) The Actual Contribution Ratio of a Highly Compensated Employee who is an eligible employee in more than one plan of the same employer (within the meaning of the Code) to which matching or employee contributions are made shall be calculated by treating all such contributions with respect to such Employee under any such arrangement as being made under this Plan.

(c) If no qualifying matching contributions are paid on behalf of any Employee who is eligible to make or receive any such contribution, such person shall be treated as a Participant with an Actual Contribution Ratio of zero.

1.4 “Actual Deferral Percentage” or “ADP” shall mean, with respect to a specified group of eligible Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average (calculated to the nearest hundredth of a percentage point) of the Actual Deferral Ratios (calculated separately for each member of the group and calculated to the nearest hundredth of a percentage point) of each eligible Participant who is a member of such group.

1.5 “Actual Deferral Ratio” shall mean the ratio of the amount of qualifying Employer contributions actually paid over to the Trust on behalf of an eligible Participant for a Plan Year to the Participant’s Compensation for such Plan Year. For these purposes:

(a) The qualifying Employer contributions paid on behalf of any Participant shall include:

(1) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees) but excluding

(A) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Participant’s Employer or of any Affiliate; and

(B) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and

(2) any qualified matching contributions permitted to be taken into account for these purposes under Treasury Regulation Section 1.401(k)-2(a)(6) and so taken into account.

(b) The Actual Deferral Ratio of a Highly Compensated Employee who is an eligible employee in more than one cash or deferred arrangement of the same employer (within the meaning of the Code) shall be calculated by treating all qualifying Employer contributions with respect to such Employee under any such arrangement as being made under this Plan.

(c) If no qualifying Employer contributions are paid on behalf of any Participant (or on behalf of any Employee who would be a Participant but for the failure to make Elective Deferrals), such person shall be treated as a Participant with an Actual Deferral Ratio of zero.

1.6 “Administrator” shall mean the Plan Administrator.

1.7 “Affiliate” shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

1.8 “Agreement and Declaration of Trust” or “Agreements and Declarations of Trust” shall mean the agreement or agreements providing for the Trust Fund or Funds, as entered into between the Company and the Primary Trustee and/or between the Company and the Publix Stock Fund Trustee, as the case may be, and as each agreement may be amended from time to time.

1.9 “Anniversary Date” shall mean the date on which an Employee first had an Hour of Service (or, except as otherwise provided in Department of Labor Regulation Section 2530.200b-4(b), first had an Hour of Service following a One Year Break in Service which occurred as a result of a separation from employment) or any succeeding anniversary thereof.

1.10 “Annual Additions” shall mean, for each Limitation Year, the sum of:

(a) the amount of Employer contributions (including Elective Deferrals made in accordance with Section 401(k) of the Code, other than amounts distributed as Excess Elective Deferrals in accordance with Treasury Regulation Section 1.402(g)-1(e)(2) or (3)) allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

(b) the amount of the Employee’s contributions (other than rollover contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

(c) any forfeitures separately allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

(d) if the Participant is a Key Employee during the current Plan Year or the preceding Plan Year, any contributions allocated to an individual account on behalf of such Participant under Section 419A(d)(2) of the Code; provided, however, that the contributions subject to this subsection shall not be subject to the limitation of section 7.9(a)(2); and

(e) effective January 1, 2008, contributions allocated pursuant to Code Section 415(l)(1) to any individual medical benefit account that is part of a pension or annuity plan established pursuant to Section 401(h) of the Code; provided, however, that the contributions subject to this subsection shall not be subject to the limitation of section 7.9(a)(2).

1.11 “Board of Directors” and “Board” shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

1.12 “Business Day” shall mean a day on which both the New York Stock Exchange and the home office of the third party administrator that contracts with the Plan Administrator to provide services to the Plan are open for business.

1.13 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. References to a specific section of the Code shall include references to any successor provisions.

1.14 “Company” shall mean Publix Super Markets, Inc. and its successors.

1.15 (a) “Compensation” shall mean, with respect to a Participant, the wages, salaries, fees for professional services, and other amounts received (without regard to whether the amount is paid in cash) to such Participant by an Employer, including, but not limited to, tips received by such Participant, for personal services actually rendered in the course of employment with an Employer to the extent that the amounts are includible in gross income, as well as amounts that would be included in wages but for an election under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code, but shall not include amounts realized from the exercise of a nonstatutory stock option (an option other than a statutory stock option as defined in Treasury Regulation Section 1.421-1(b)) or when restricted stock or other property either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation Section 1.421-1(b)), and other amounts that receive special tax benefits (such as premiums for group-term life insurance, but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Code), and also shall not include (even if such amounts are includible in gross income) reimbursements or other expense allowances, fringe benefits (whether or not in cash), moving expenses, deferred compensation and Employer-paid welfare benefits.

(b) For all purposes of the Plan, no Compensation paid by an Employer with respect to an Employee prior to the Employee’s first day of participation in the Plan shall be taken into account.

(c) No Compensation in excess of $200,000 (as adjusted from time to time under applicable law) shall be taken into account for any Employee.

1.16 “Direct Rollover” shall mean a payment of an Eligible Rollover Distribution by the Plan to an Eligible Retirement Plan specified by the Distributee.

1.17 “Directed Investment Fund” shall mean an investment fund established pursuant to section 10.1 for purposes of investing Participants’ Accounts, excluding the Publix Stock Fund.

1.18 “Distributee” shall mean

(a) a Participant who is entitled to benefits payable as a result of his retirement, disability or other severance of employment as provided in section 8.1, 8.2 or 8.3,

(b) a Participant’s surviving Eligible Spouse who is entitled to death benefits payable pursuant to section 8.4,

(c) a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, entitled to benefits payable as provided by section 15.2(b), and

(d) effective January 1, 2008, an individual other than an Eligible Spouse who is the designated beneficiary of a deceased Participant and who is thus entitled to death benefits payable pursuant to Section 8.4.

1.19 “Earnings” attributable to any fund (other than the Publix Stock Fund) shall mean, with respect to a Valuation Period, the aggregate of the unrealized appreciation or depreciation accruing to the fund during such period; and the income earned or the loss sustained by the fund during such period, whether from investments or from the sale or exchange of assets. Earnings attributable to any portion of the Publix Stock Fund credited to an Other Investments Account shall mean, with respect to a Valuation Period, (i) cash dividends received on shares of common stock of the Company allocated to Participants’ Employer Securities Accounts and (ii) the aggregate of the unrealized appreciation or depreciation occurring in the value of, and the income earned or the loss sustained by, the portion of the Publix Stock Fund during such period that is invested in assets other than shares of common stock of the Company. Earnings with respect to the portion of the Publix Stock Fund credited to an Employer Securities Account shall mean, with respect to a Valuation Period, the aggregate of the unrealized appreciation or depreciation occurring in the value, and the gain or loss incurred in connection with the sale or other disposition, of the portion of the Publix Stock Fund during such period that is invested in shares of common stock of the Company.

1.20 “Effective Date” of this amended and restated Publix Super Markets, Inc. 401(k) SMART Plan shall mean January 1, 2007.

1.21 “Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation. A Participant’s Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6) of the Code, any SIMPLE IRA Plan described in Section 408(p) of the Code, any plan described under Section 501(c)(18) of the Code, any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement, and, if applicable, contributions made under a qualified Roth contribution program described in Section 402A of the Code. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

1.22 “Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code that is maintained by a state or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan, in each case provided that the account or plan accepts a Distributee’s Eligible Rollover Distribution; provided, however, that effective January 1, 2008, with respect to a nonspouse beneficiary, an Eligible Retirement Plan shall mean an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

1.23 “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of a Distributee, other than:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made

(1) for the life (or life expectancy) of the Distributee, or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated beneficiary, or

(2) for a specified period of ten (10) years or more;

(b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(c) any distribution made on account of hardship.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

Notwithstanding the preceding provisions of this section, an Eligible Rollover Distribution shall not include one or more distributions during a Plan Year if the aggregate amount distributed during the Plan Year is less than $200 (as adjusted from time to time under applicable law).

1.24 “Eligible Spouse” shall mean a Participant’s husband or wife, provided the Participant and such husband or wife have been married throughout the one-year period ending on the earlier of (i) the date payment of the Participant’s benefit commences or (ii) the date of the Participant’s death.

1.25 “Employee” shall mean any person employed by an Employer or an Affiliate; provided, however, that the term “Employee” shall not include:

(a) a person who serves only as a director of an Employer;

(b) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer;

(c) a nonresident alien who does not receive earned income from sources within the United States; and

(d) any individual categorized by his Employer as an independent contractor or leased employee, regardless of whether such person is subsequently determined to satisfy the common law employee definition under any applicable law.

1.26 “Employer” shall mean the Company, Publix Alabama, LLC, and Publix Asset Management Company, as well as any other subsidiary, related corporation, or other entity that adopts this Plan with the consent of the Company.

1.27 “Employer Securities Account” shall mean a subaccount established pursuant to section 7.2 with respect to matching contributions and Elective Deferrals invested in common stock of the Company held within the Publix Stock Fund, and adjustments thereto.

1.28 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

1.29 “ESOP” shall mean the Publix Super Markets, Inc. Employee Stock Ownership Plan.

1.30 Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(a) the aggregate amount of matching contributions taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

(b) the maximum aggregate amount of such matching contributions permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Ratios, beginning with the highest of such percentages).

1.31 “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

(a) the aggregate amount of qualifying Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b) the maximum aggregate amount of such qualifying Employer contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Ratios, beginning with the highest of such percentages).

1.32 “Excess Elective Deferrals” shall mean those Elective Deferrals of a Participant that either

(a) are made during the Participant’s taxable year and exceed the dollar limitation under Section 402(g) of the Code (including, if applicable, the dollar limitation on catch-up contributions defined in Section 414(v) of the Code) for such year; or

(b) are made during a calendar year and exceed the dollar limitation under Section 402(g) of the Code (including, if applicable, the dollar limitation on catch-up contributions defined in Section 414(v) of the Code) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer or any Affiliate (but excluding any Affiliate that is classified as such solely under Section 414(m) of the Code).

1.33 “Highly Compensated Employee” shall mean, with respect to any Plan Year:

(a) any Employee who:

(1) was a five percent (5%) owner of an Employer at any time during the Plan Year or the preceding Plan Year; or

(2) for the preceding Plan Year, had Section 415 Compensation in excess of $80,000 (as adjusted from time to time under applicable law); or

(b) any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year and performs no service for an Employer during the Plan Year, but was an actively employed Highly Compensated Employee in the Plan Year of his separation or any Plan Year ending on or after the date he attained age fifty-five (55).

1.34 “Hire Date” shall mean the date on which an Employee first had an Hour of Service.

1.35 (a) “Hour of Service” shall mean

(1) an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate;

(2) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), bereavement, lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding,

(A) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited under this section 1.35(a)(2) to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(B) an hour shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

(3) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, however, that the same Hour of Service shall not be credited both under section 1.35(a)(l), 1.35(a)(2) or 1.35(a)(5), as the case may be, and under this section 1.35(a)(3). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in section 1.35(a)(2) shall be subject to the limitations set forth in that section;

(4) an hour for which an Employee is on an unpaid leave of absence or during a similar approved time off period where the Employee is not paid, or entitled to payment, by an Employer or an Affiliate for such time, but only in the following situations and subject to the following limitations:

(A) any time for which an Employee is on a Family Medical Leave Act of 1993 (“FMLA”) unpaid leave, which period shall not exceed twelve (12) weeks reduced by any time for which the Employee receives sick pay from an Employer or an Affiliate for the FMLA leave;

(B) any time for which an Employee is on an unpaid military leave, which period shall not exceed twelve (12) weeks;

(C) any time for which an Employee is absent from work due to a worker’s compensation injury, which period shall not exceed fifty-two (52) weeks reduced by any time for which the Employee receives sick pay from an Employer or an Affiliate for the absence; and

(D) effective July 1, 2007, any time for which an Employee is absent from work for a reason related to domestic violence as set forth in Florida Statutes Section 741.313; and

(5) an hour for which an Employee is absent from work, is not otherwise paid or entitled to payment for such absence, but is receiving long-term disability benefits under policies provided by the Employer or an Affiliate; provided, however, that no more than 501 Hours of Service shall be credited under this section 1.35(a)(5) to an Employee on account of any single continuous period during which the Employee performs no duties and is eligible for Hours of Service hereunder (whether or not such period occurs in a single Plan Year); and, provided further, that if the Employee, solely by virtue of receiving such long-term disability benefits, would otherwise be entitled to Hours of Service under section 1.35(a)(2) for such absence, the Employee shall not receive Hours of Service under section 1.35(a)(2) but shall instead receive Hours of Service under this section 1.35(a)(5) subject to the limitations contained herein.

In determining Hours of Service under the foregoing section 1.35(a)(4) and section 1.35(a)(5), Employees determined to be exempt by an Employer or an Affiliate in accordance with the then current employment law shall be credited with Hours of Service pro-rata based on forty-five (45) hours for a full payroll period (one week); nonexempt, hourly-paid, full-time Employees shall be credited with Hours of Service pro-rata based on forty (40) hours for a full payroll period (one week); and nonexempt, hourly-paid, part-time Employees shall be credited with Hours of Service pro-rata based on a full payroll period equal to the average hours worked by the Employee for an Employer or an Affiliate during the fifty-two (52) week payroll period immediately preceding the unpaid period for which Hours of Service are being given hereunder; or in any case in which the Administrator is unable to determine Hours of Service for a non-exempt, hourly-paid, part-time Employee, such Employee shall be credited with Hours of Service pro-rata based on forty (40) hours for a full payroll period. Notwithstanding the preceding, in determining the average hours worked by a non-exempt, hourly-paid, part-time Employee for an Employer or an Affiliate during the fifty-two (52) week payroll period immediately preceding the unpaid period for which Hours of Service are being given hereunder, hours worked by such Employee shall be deemed to be forty (40) hours for any week ending prior to March 20, 2004.

The definition set forth in the foregoing sections 1.35(a)(1) through (3) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such Sections, which special rules are hereby incorporated in the definition of “Hour of Service” by this reference.

(b) Notwithstanding the provisions of section 1.35(a), each Employee who was employed by the Company, Publix Food Stores, Inc., or Publix Market, Inc. on October 1, 1975, shall be credited with one thousand (1,000) Hours of Service for each twelve (12) continuous months of service commencing with his most recent employment commencement date prior to October 1, 1975, and ending October 1, 1975. In addition, each such Employee shall be credited with forty (40) Hours of Service for each week of employment during the period beginning on his most recent Anniversary Date prior to October 1, 1975, and ending on October 1, 1975.

(c)   (1) Notwithstanding the other provisions of this “Hour of Service” definition, in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in section 1.35(c)(2).

(2) The Hours of Service to be credited to an Employee under the provisions of section 1.35(c)(1) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Plan is unable to determine such hours, eight (8) Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service under this section 1.35(c) by reason of any such pregnancy or placement shall not exceed 501 hours.

(3) The hours treated as Hours of Service under this section 1.35(c) shall be credited only in the consecutive 12-month period beginning with the Employee’s Anniversary Date in which the absence from work begins, if the crediting is necessary to prevent a One Year Break in Service in such 12-month period or, in any other case, in the immediately following 12-month period.

(4) Credit shall be given for Hours of Service under this section 1.35(c) solely for purposes of determining whether a One Year Break in Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

(5) Notwithstanding any other provision of this section 1.35(c), no credit shall be given under this section 1.35(c) unless the Employee in question furnishes to the Plan Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons referred to in section 1.35(c)(1) and the number of days for which there was such an absence.

1.36 “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) of an Employer or an Affiliate who at any time during the Plan Year that includes the determination date was an officer of an Employer or nonparticipating Affiliate having annual compensation greater than $130,000 (as adjusted from time to time under applicable law), a five percent (5%) owner of an Employer or nonparticipating Affiliate, or a one-percent owner of an Employer or nonparticipating Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code; and the determination date means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

1.37 “Limitation Year” shall mean the 12-month period ending on each December 31.

1.38 “Matching Contributions Account” shall mean an account established pursuant to section 7.2 with respect to contributions to this Plan on behalf of a Participant by an Employer pursuant to section 6.2.

1.39 “Non-Key Employee” shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

1.40 “Non-Highly Compensated Employee” shall mean, with respect to any Plan Year, an Employee who is not a Highly Compensated Employee.

1.41 “Normal Retirement Date” shall mean the date on which a Participant attains the age of sixty (60) years.

1.42 “One Year Break in Service” shall mean a year beginning with an Employee’s Anniversary Date in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of any such year.

1.43 “Other Investments Account” shall mean a subaccount established pursuant to section 7.2 with respect to assets other than common stock of the Company held within the Publix Stock Fund, and adjustments thereto.

1.44 “Participant” shall mean any eligible Employee of an Employer who has become a Participant under Article V of the Plan and shall include any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

1.45 “Plan” shall mean the Publix Super Markets, Inc. 401(k) SMART Plan as herein set forth, as it may be amended from time to time.

1.46 “Plan Administrator” shall mean the Company.

1.47 “Plan Year” shall mean the 12-month period ending on each December 31.

1.48 “Primary Trust Fund” shall mean the trust fund established under the Agreement and Declaration of Trust between the Company and the Primary Trustee from which the amounts of supplementary compensation provided for by the Plan (other than amounts to be held by the Publix Stock Fund Trustee) are to be paid or are to be funded.

1.49 “Primary Trustee” shall mean the individual, individuals, or corporation designated as trustee under the Agreement and Declaration of Trust for the Primary Trust Fund.

1.50 “Publix Stock Fund” shall mean, collectively, the assets comprising the Employer Securities Accounts (held by the Publix Stock Fund Trustee) and the assets comprising the Other Investments Accounts (held by the Primary Trustee).

1.51 “Publix Stock Fund Trustee” shall mean the individual, individuals, or corporation designated as trustee under the Agreement and Declaration of Trust for the portion of the Publix Stock Fund consisting of the Employer Securities Accounts.

1.52 “Rollover Contributions Account” shall mean an account established pursuant to section 7.2 with respect to amounts transferred to this Plan by a Participant from the ESOP as provided in section 6.6.

1.53 “Savings Contributions Account” shall mean an account established pursuant to section 7.2 with respect to Elective Deferrals made under salary reduction arrangements pursuant to section 6.1.

1.54 “Section 415 Compensation” shall include all wages within the meaning of Section 3401(a) of the Code (for purposes of tax withholding at the source) paid to a Participant from an Employer or Affiliate plus all other payments of compensation to the Participant from an Employer or Affiliate (in the course of the trade or business of the Employer or Affiliate) for which the Employer or Affiliate is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code (and without regard to any provisions under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed), together with any amount that is contributed by an Employer at the election of the Employee and that is not includible in the gross income of the Employee under Sections 125, 132(f)(4), 401(k), 402(h), 403(b), or 457 of the Code.

1.55 “Top Heavy Plan” shall mean this Plan if the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed sixty percent (60%) of the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries. Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year. The account balances on any determination date shall include the aggregate distributions made with respect to Participants under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on such determination date; provided, that in the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” For the purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 401(a)(4) or 410 of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code. All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group. The account balance of any Participant shall not be taken into account if:

(a) he is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, or

(b) he has not performed any service for an Employer during the one-year period ending on the determination date.

1.56 “Trust” or “Trusts” shall mean the trust or trusts established by one or more of the Agreements and Declarations of Trust.

1.57 “Trustee” or “Trustees” shall mean the Primary Trustee and/or the Publix Stock Fund Trustee.

1.58 “Trust Fund” or “Trust Funds” shall mean the Primary Trust Fund and/or the Publix Stock Fund.

1.59 “Valuation Date” shall mean each Business Day and such other date(s) as may be selected by the Plan Administrator for such purpose; provided, however, with respect to the portion of the Publix Stock Fund consisting of the Employer Securities Accounts, Valuation Date shall mean the last day of each fiscal quarter of the Company, or such other date as may be selected by the Plan Administrator.

1.60 “Valuation Period” shall mean the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

1.61 “Vested Interest” shall mean, as of any date, the amount equal to a fixed, non-forfeitable percentage of a Participant’s Account balance or contribution as determined pursuant to section 8.3(b).

1.62 (a) “Year of Service” shall mean each of the consecutive 12-month periods beginning with the Employee’s Anniversary Date if during such consecutive 12-month period, the Employee completes 1,000 Hours of Service for an Employer or an Affiliate thereof.

(b) For purposes of section 6.2, a Year of Service is not completed until the end of each consecutive 12-month period without regard to when during the period that 1,000 Hours of Service are completed.

(c) For purposes of Article VIII and section 14.1(e), an Employee’s Years of Service shall not include any Year of Service prior to a One Year Break in Service, but only prior to such time as the Participant has completed a Year of Service after such One Year Break in Service.

(d) For all purposes of this Plan, an Employee’s Years of Service shall include the following:

(1) for persons employed in stores acquired by the Company from Kroger Company on or after November 7, 1988, and before September 1, 1992, service with such predecessor employer if such person was employed by such predecessor employer immediately before the acquisition;

(2) for persons employed by the Par 3 Golf Center, Lakeland, Florida acquired by the Company on September 9, 1988, service with such predecessor employer if such person was employed by such predecessor employer immediately before the acquisition;

(3) for persons employed by Wolfson Pharmacy acquired by the Company on July 31, 1988, service with such predecessor employer if such person was employed by such predecessor employer immediately before the acquisition; and

(4) for persons employed by Care Systems Corporation acquired by the Company on December 27, 1996, service with such predecessor employer if such person became an Employee of the Company on December 28, 1996.

ARTICLE II

Amendment and Restatement and Name of the Plan

The Company’s 401(k) plan is hereby amended and restated in accordance with the terms hereof and shall continue to be known as the “PUBLIX SUPER MARKETS, INC. 401(k) SMART PLAN.”

ARTICLE III

Purpose of the Plan and the Trusts

3.1 Exclusive Benefit. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Employer. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trusts be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

3.2 Mistake of Fact. Notwithstanding the provisions of section 3.1, any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

3.3 Participant’s Rights. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Primary Trustee, the Publix Stock Fund Trustee, or the principal or the income of the Trusts, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

3.4 Qualified Plan. This Plan and the Trusts are intended to qualify under the Code as a tax-free employees’ plan and trust, and the provisions of this Plan and the Trusts should be interpreted accordingly.

ARTICLE IV

Plan Administrator

4.1 Administration of the Plan. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to the investments to be made of the funds in the Trusts and except with respect to such other duties of the Trustees as set forth in the Agreements and Declarations of Trust.

4.2 Powers and Duties. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder. Also not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to adopt and implement rules for the purpose of helping Participants and other interested parties to comply with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and any regulations issued thereunder.

4.3 Direction of Trustees. It shall be the duty of the Administrator to direct the Trustees with regard to the distribution of the benefits to the Participants and others hereunder.

4.4 Summary Plan Description. The Plan Administrator shall prepare or cause to be prepared a Summary Plan Description (if required by law) and such periodic and annual reports as are required by law.

4.5 Disclosure. From time to time, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Funds and such other information as may be required by law.

4.6 Conflict in Terms. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trusts and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trusts as set forth in this Plan and in the Agreements and Declarations of Trust and as set forth in any explanatory booklet or other description, this Plan and the Agreements and Declarations of Trust shall control.

4.7 Nondiscrimination. The Administrator shall not take any action or direct the Trustees to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

4.8 Records. The Plan Administrator shall keep a complete record of all its proceedings as the administrator of the Plan and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at an appropriate office of the Administrator (or its third party administrator as agent).

4.9 Final Authority. Except to the extent otherwise required by law, the decision of the Plan Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, Participant, and beneficiary and every other interested or concerned person or party.

4.10 Claims.

(a) For claims unrelated to disability:

(1) Claims for benefits under the Plan may be made by a Participant, alternate payee or a deceased beneficiary of a Participant in the format determined by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant by the Administrator within ninety (90) days after the application is filed with the Administrator, unless special circumstances, which are made known to the claimant, require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one hundred eighty (180) days after the application is filed with the Administrator; and, in the event that no action has been taken within such ninety (90) or one hundred eighty (180) day period, the claimant shall be permitted to proceed to the review stage under subsection (2). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent provisions of the Plan on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary, a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA and an explanation of the claim review procedure.

(2) If a claim is denied, a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review, upon request and free of charge, pertinent documents, records or other information relevant to the claim and to submit issues, documents and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days after receipt of the request for review, unless special circumstances, such as when the Administrator determines in its sole discretion that it is appropriate to hold a hearing, require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the receipt of the request for review. If such an extension is required because of special circumstances, written or electronic notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent provisions of the Plan on which the denial is based, a statement regarding the claimant’s right to review, upon request and free of charge, all documents, records or other information relevant to the claim and decision and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(b) For claims related to total and permanent disability under section 8.2, the following procedures shall apply:

(1) Claims for disability benefits under the Plan may be made by a Participant in the format determined by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant by the Administrator within forty-five (45) days after the application is filed with the Administrator, unless the Administrator determines that an extension of time is necessary to process the claim, in which event the Administrator will provide the claimant with written or electronic notice of any extension, including the reasons for the extension and the date by which a decision by the Plan Administrator is expected to be made. The initial forty-five (45) day period may be extended twice by thirty (30) days for matters beyond the control of the Administrator, including cases where a claim is incomplete. Any notice of extension must explain to the claimant the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim, and, where a claim is incomplete, the additional information needed to resolve those issues. Any extension notice must provide that the claimant has forty-five (45) days from receipt of the notice in which to provide the specified information. Where the time period for the notice of denial of a claim is extended because additional information is needed, the period during which the Administrator must render a decision shall stop running from the time the notice of extension is sent until the date of the claimant’s response to the request for additional information. In the event that the claim is wholly or partly denied, the Plan Administrator shall notify the claimant in written or electronic form, and the notice of the denial shall include the specific reasons for the denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary for the claim to be granted, an explanation of why such material or information is necessary, a description of the Plan’s claim review procedures, the time limits under those procedures, and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA, and, if applicable, a copy of any internal rule, guideline, protocol, or similar criterion that was relied upon in making the adverse determination on the claim, or a statement that an internal rule, guideline, protocol, or similar criterion was relied upon in making the adverse determination and will be provided to the claimant free of charge upon request.

(2) If a claim for disability benefits is wholly or partly denied, a claimant or his authorized representative shall have one hundred eighty (180) days after the receipt of such denial to file a request with the Plan Administrator for a review of the denial. Review of a denied claim for disability benefits shall be conducted by an appropriate named fiduciary who is neither the party who made the initial adverse determination, nor the subordinate of such party, and no deference will be given to the initial denial. If the initial denial was based in whole or in part on medical judgment, the named fiduciary reviewing the denied claim shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the initial denial or subordinate to that health care professional. The identity of any medical or vocational experts who provided advice to the Plan in connection with the initial denial shall be provided to the claimant without regard to whether such advice was relied upon. The review of the claim denial shall take into account all comments, documents, records, and other information submitted by the claimant, whether or not such information was submitted or considered in connection with the initial determination on the claim. The Administrator shall notify the claimant in writing or in electronic form of the determination of the denied claim on review (regardless of whether adverse) within forty-five (45) days after receipt of the request for review, unless the named fiduciary responsible for review of the claim determines that a hearing is needed or if other special circumstances require an extension. If such an extension is required, written notice of the extension, including the reasons for the extension and the date by which a decision by the named fiduciary responsible for reviewing the claim is expected to be made shall be furnished to the claimant prior to the end of the initial forty-five (45) day period. The extension shall not exceed an additional forty-five (45) days. During the review period, the claimant may submit written comments, documents, records and other information related to the claim, and upon request, will be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. In the event of an adverse determination of the denied claim on review, the claimant shall be given a written or electronic notice of that determination, which shall include the specific reasons for the denial of the claim, references to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to, and copies of, all documents, records and other information relevant to the claim, a description of any voluntary appeal procedures offered under the Plan, the claimant’s right to obtain information about such procedures, a statement regarding the claimant’s right to bring a civil action under Section 502(a) of ERISA, if applicable, a copy of any internal rule, guideline, protocol, or similar criterion that was relied upon in making the adverse determination on the claim, or a statement that an internal rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and will be provided to the claimant free of charge upon request, if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment used for the determination or a statement that such explanation will be provided free of charge upon request, and the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(c) If a claimant fails to file a claim or request a review in the manner and in accordance with the time limitation specified in this section 4.10, such claim or request for review shall be waived and the claimant shall thereafter be barred from asserting such claim.

(d) The determination of the Plan Administrator, or named fiduciary, under this section 4.10 of any factual matter relating to a claimant or claim, including, without limitation, a Participant’s Compensation and Years of Service, shall be conclusive and binding on all parties to the claim. In making a determination on a claim, the Administrator or named fiduciary shall be entitled to rely upon all valuations, certificates, reports or other information furnished by any accountants or administrators for the Plan, the Trustees or any investment manager(s) and upon the opinions of legal counsel, to the extent such reliance is consistent with ERISA.

4.11 Appointment of Advisors. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. Without limitation on the foregoing, the Administrator shall have the right and responsibility to enter into administrative arrangements with third parties to perform recordkeeping and other administrative services and with other service providers for the Plan; such arrangements may provide for obtaining bundled services. The Administrator, by action of its Board of Directors, shall designate one or more of its employees to perform the duties required of the Administrator hereunder.

ARTICLE V

Eligibility and Participation

5.1 Current Participants. Any Employee who was a Participant in this Plan immediately prior to the Effective Date shall remain as a Participant in the Plan.

5.2 Eligibility and Participation.

(a) Any Employee of an Employer shall be eligible to become a Participant in the Plan six (6) months after his Hire Date if he has then attained age eighteen (18). Any such eligible Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on the first day of the month immediately following the month in which the Employee becomes eligible. If the Employee has not attained age eighteen (18) on the date that is six (6) months after his Hire Date, he shall be eligible to become a Participant in the Plan on the date he attains age eighteen (18) and he shall enter the Plan as a Participant, if he is still an Employee of an Employer, as soon as administratively practicable but no later than two (2) weeks after the date he attains age eighteen (18) or, if earlier, the first day of the next Plan Year.

(b) A person who ceases to be an Employee of an Employer before he enters the Plan as a Participant and who reenters the employ of an Employer more than six (6) months after his Hire Date shall enter the Plan as a Participant as soon as administratively practicable but no later than two (2) weeks after the date of his reemployment.

(c) A person who has satisfied the eligibility requirements while employed by an Affiliate and who becomes an Employee of an Employer shall enter the Plan as a Participant as soon as administratively practicable but no later than two (2) weeks after the date of his employment with such Employer.

5.3 Former Participants. A Participant who ceases to be an Employee of an Employer and who subsequently reenters the employ of an Employer shall enter the Plan as a Participant as soon as administratively practicable but no later than two (2) weeks after the date of his reemployment.

ARTICLE VI

Contributions to the Trust

6.1 Participants’ Elective Deferrals.

(a) The Employer shall contribute to the Trust, on behalf of each eligible Participant, Elective Deferrals as specified in a salary reduction agreement (if any) between the Participant and such Employer; provided, however, that such deferrals for a Participant shall not exceed the lesser of

(1) the limitation set forth in Section 402(g) of the Code (as adjusted from time to time under applicable law), or

(2) fifteen percent (15%) of the Participant’s compensation for such Plan Year (or such other percentage as may be determined periodically by the Board of Directors).

(b) (1) If a Participant’s Elective Deferrals, together with any elective contributions by the Participant to any other plans of his Employer or an Affiliate intended to qualify under Sections 401(k) or 403(b) of the Code, exceed the limitation set forth in section 6.1(a)(1) for any calendar year, the Administrator, upon notification from the Participant or his Employer, shall refund to such Participant the portion of such excess that is attributable to Elective Deferrals to the Plan, increased by the earnings thereon for such calendar year (such earnings shall be determined by the Plan Administrator in a manner consistent with the provisions of section 7.4 and Treasury Regulation Section 1.402(g)-1(e)(5)) and reduced by any Excess Contributions and earnings for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 6.1(f). Any such refund shall be made on or before April 15 immediately following the calendar year in which the Excess Elective Deferrals are made to the Plan.

(2) If a Participant’s Elective Deferrals, together with any elective contributions by the Participant to any other plans intended to qualify under Sections 401(k), 403(b), or 408(k), of the Code and to any SIMPLE IRA plan described in Section 408(p) of the Code, eligible deferred compensation plan under Section 457 of the Code or plan described in Section 501(c)(18) of the Code, exceed the limitation set forth in section 6.1(a)(1) for any calendar year, the Administrator may refund to such Participant, at the Participant’s request, the portion of such excess that is attributable to Elective Deferrals to the Plan, increased by the earnings thereon for such calendar year (determined as provided in section 6.1(b)(1)) and reduced by any Excess Contributions and earnings for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 6.1(f). Any such refund shall be made on or before April 15 immediately following the calendar year in which the Excess Elective Deferrals are made to the Plan.

(3) Excess Elective Deferrals and earnings shall be determined for purposes of section 6.1(a)(1), section 6.1(b)(1), and section 6.1(b)(2) after taking into account any previous refunds to the Participant of Excess Contributions and earnings for the Plan Year ending with or within the calendar year made in accordance with the provisions of section 6.1(f).

(c) Any salary reduction agreement shall be executed (including by voice response, Internet, or other electronic means) and received by the Plan Administrator (and otherwise in effect) prior to the first day of the first pay period to which it applies. Any such agreement may be revised by the Participant, with the approval of the Administrator, as of any pay period if the revision is received by the Plan Administrator prior to the first day of the first pay period to which the revision applies. If a Participant with such an agreement in place should leave the employment of an Employer, the election contained in such agreement shall survive the termination, but only for the purpose of determining any applicable Elective Deferrals with respect to compensation earned before termination of employment but paid after such termination. If the person should return to employment with such Employer or any other Employer at any time after such termination, the prior agreement shall not be effective and no Elective Deferrals shall be made to the Plan on behalf of such person with respect to any compensation earned after reemployment unless and until a new election is made by such person. Any Elective Deferrals made pursuant to any such election shall be made only after the election is made; shall be made only with respect to an amount that is not currently available to the Employee on the date of the election; and shall be made only after the Employee’s performance of service with respect to which the Elective Deferrals are made, in each case except as may be permitted by applicable Treasury Regulations.

(d) The Administrator shall have the right to require any Participant to reduce his Elective Deferrals under any salary reduction agreement, or to refuse deferral of all or part of the amount set forth in such agreement, if necessary to comply with the requirements of this Plan and the Code.

(e) A Participant may suspend further Elective Deferrals to the Plan at any time, provided the request for such suspension is received by the Plan Administrator prior to the first day of the first pay period to which such suspension applies. Any Participant who has previously entered into a salary reduction agreement and who suspends further Elective Deferrals relating to periodic pay may reinstate such Elective Deferrals by providing notice (including by voice response, Internet, or other electronic means) to the Plan Administrator prior to the first day of the first pay period to which it applies; provided, however, that such pay period shall not begin less than ninety (90) days after the suspension of Elective Deferrals became effective.

(f) (1) In the event that the Elective Deferrals of Highly Compensated Employees exceed the limitations set forth in section 6.3, such excess (plus the earnings thereon for the Plan Year to which the Excess Contributions relate), determined as set forth below, shall be distributed to the Highly Compensated Employees on or before the fifteenth (15th) day of the third month after the close of the Plan Year to which the Excess Contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any Excess Contributions (plus the earnings thereon for the Plan Year to which the Excess Contributions relate) attributable to an Employer beyond the fifteenth (15th) day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such Excess Contributions not later than twelve (12) months after the close of the Plan Year to which the Excess Contributions relate.

(2) (A) The amount of such Excess Contributions for the Highly Compensated Employees in the aggregate for the Plan Year shall be determined by reducing the Elective Deferrals of the Highly Compensated Employee with the highest Actual Deferral Ratio to the extent required to

(i) enable the arrangement to satisfy the limitations set forth in section 6.3, or

(ii) cause such Highly Compensated Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

This process shall be repeated until the arrangement satisfies the limitations set forth in section 6.3.

(B) The aggregate dollar amount of the excess calculated under section 6.1(f)(2)(A) shall be distributed in accordance with the following provisions of this section 6.1(f)(2)(B):

(i) the Elective Deferrals of the Highly Compensated Employee with the largest dollar amount of Elective Deferrals shall be reduced by the amount required to cause such Highly Compensated Employee’s Elective Deferrals to equal the dollar amount of the Elective Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals;

(ii) the amount determined in section 6.1(f)(2)(B)(i) shall be distributed to the Highly Compensated Employee with the largest dollar amount of Elective Deferrals, unless a lesser amount, when added to the aggregate dollar amount already distributed under this section 6.1(f)(2)(B)(ii), would equal the aggregate dollar amount of the excess calculated under section 6.1(f)(2)(A), in which event such lesser amount shall be distributed; and

(iii) if the aggregate dollar amount distributed under section 6.1(f)(2)(B)(ii) is then less than the aggregate dollar amount of the excess calculated under section 6.1(f)(2)(A), the steps in this section 6.1(f)(2)(B) shall be repeated.

(3) For Plan Years beginning prior to January 1, 2008, the allocable income with respect to Excess Contributions of a Highly Compensated Employee shall include income during the period from the end of the Plan Year of the excess until distribution thereof and shall be determined by the Plan Administrator under any method permitted by Treasury Regulation Section 1.401(k)-2(b)(2)(iv) and any applicable Internal Revenue Service notices or rulings, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.

(4) Excess Contributions and earnings determined under sections 6.1(f)(2) and (3) shall be reduced by any Excess Elective Deferrals and earnings for the calendar year ending with or within the Plan Year that have been previously refunded to the Participant in accordance with the provisions of section 6.1(b).

6.2 Matching Contributions.

(a) Each Employer, at the discretion of its Board of Directors, may contribute to the Trust a matching contribution on behalf of each eligible Participant (as determined pursuant to section 6.2(b)) for whom Elective Deferrals are made during the Plan Year. Such matching contribution shall be equal to a specified percentage of the amount of the Elective Deferrals (or specified percentages of separate portions of the amount of the Elective Deferrals) made to the Plan by the Participant, and may be limited to a specified percentage (or percentages) of the Participant’s compensation for which Elective Deferrals were made and/or a specified maximum dollar amount (or amounts). The percentage (or percentages) of the matching contribution, and any maximum percentage or percentages) and/or dollar amount (or amounts), shall be determined by the Board of such Employer. No matching contribution shall be required for the portion of a Participant’s Elective Deferrals subject to the refund requirements of section 6.1(b) or 6.1(f).

(b) A Participant shall be eligible to share in the matching contribution described in section 6.2(a) for a Plan Year if:

(1) he has been credited with a Year of Service as of the date preceding his Anniversary Date occurring during the Plan Year and if he is employed by his Employer on the last day of such Plan Year, or

(2) if his employment is terminated during the Plan Year (regardless of whether such termination is the result of retirement, disability, death, or severance of employment) and he has a Vested Interest in the balance of his Matching Contributions Account as of his date of termination.

(c) Any matching contribution made by an Employer on account of Elective Deferrals that have been refunded pursuant to section 6.1(b) or section 6.1(f) shall be forfeited, and used to reduce matching contributions for the Plan Year in which the forfeiture occurs. In the event that forfeitures arising pursuant to this section 6.2(c) exceed the amount that may be used to reduce matching contributions for the Plan Year, any additional forfeitures shall be allocated as additional matching contributions to the Matching Contributions Accounts of Participants other than those whose matching contributions have been reduced hereunder.

(d)   (1) In the event that the matching contributions for Highly Compensated Employees exceed the limitations set forth in section 6.3, then except as set forth in section 6.2(d)(3), such Excess Aggregate Contributions (plus the earnings thereon for the Plan Year to which the Excess Aggregate Contributions relate), determined as set forth below, shall be distributed to the Highly Compensated Employees on or before the fifteenth (15th) day of the third month after the close of the Plan Year to which the Excess Aggregate Contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any Excess Aggregate Contributions (plus the earnings thereon for the Plan Year to which the Excess Aggregate Contributions relate) attributable to an Employer beyond the fifteenth (15th) day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than twelve (12) months after the close of the Plan Year to which the Excess Aggregate Contributions relate.

(2) The amount of such Excess Aggregate Contributions for the Highly Compensated Employees in the aggregate for the Plan Year shall be determined by reducing the matching contribution of the Highly Compensated Employee with the highest Actual Contribution Ratio to the extent required to

(A) enable the arrangement to satisfy the limitations set forth in section 6.3, or

(B) cause such Highly Compensated Employee’s Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

This process shall be repeated until the arrangement satisfies the limitations set forth in section 6.3.

(3) The aggregate dollar amount of the excess calculated under section 6.2(d)(2) shall be distributed or forfeited in accordance with the following provisions of this section 6.2(d)(3):

(A) the matching contributions of the Highly Compensated Employee with the largest dollar amount of matching contributions shall be reduced by the amount required to cause such Highly Compensated Employee’s matching contributions to equal the dollar amount of the matching contributions of the Highly Compensated Employee with the next highest dollar amount of matching contributions;

(B) the amount determined in section 6.2(d)(3)(A) shall be distributed to the Highly Compensated Employee with the largest dollar amount of matching contributions, unless a lesser amount, when added to the aggregate dollar amount already distributed under this section 6.2(d)(3)(B), would equal the aggregate dollar amount of the excess calculated under section 6.2(d)(2), in which event such lesser amount shall be distributed;

(C) if the aggregate dollar amount distributed under section 6.2(d)(3)(B) is then less than the aggregate dollar amount of the excess calculated under section 6.2(d)(2), the steps in this section 6.2(d)(3) shall be repeated; and

(D) notwithstanding the foregoing, if the amount to be distributed to a Highly Compensated Employee under the foregoing provisions of this section 6.2(d)(3) is not vested, then such amount shall not be distributed to the Highly Compensated Employee but shall be forfeited and used as provided in section 6.5.

(e) In determining the amount of such excess, Actual Contribution Ratios shall be rounded to the nearest one-hundredth of one percent of the Employee’s Compensation.

(f) In no case shall the amount of such excess with respect to any Highly Compensated Employee exceed the amount of matching contributions on behalf of such Highly Compensated Employee for such Plan Year.

(g) For Plan Years beginning prior to January 1, 2008, the allocable income with respect to Excess Aggregate Contributions of a Highly Compensated Employee shall include income during the period from the end of the Plan Year of the excess until distribution thereof and shall be determined by the Plan Administrator under any method permitted by Treasury Regulation Section 1.401(m)-2(b)(2)(iv) and any applicable Internal Revenue Service notices or rulings, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.

6.3 Limitations on Savings and Matching Contributions. The amounts contributed as Elective Deferrals and matching contributions shall be limited as follows:

(a) Actual Deferral Percentage:

(1) The Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees for such Plan Year multiplied by 1.25, or

(2) the excess of the Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the group of all other eligible Employees for such Plan Year shall not exceed two (2) percentage points (or such lesser amount as may be required by section 6.3(c)); and the Actual Deferral Percentage for the group of Highly Compensated Employees for such Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees for such Plan Year multiplied by 2.0 (or such lesser amount as may be required by section 6.3(c)).

(b) Actual Contribution Percentage:

(1) The Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees for such Plan Year multiplied by 1.25, or

(2) the excess of the Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year over the Actual Contribution Percentage for the group of all other eligible Employees for such Plan Year shall not exceed two (2) percentage points (or such lesser amount as may be required by section 6.3(c)); and the Actual Contribution Percentage for the group of Highly Compensated Employees for such Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees for such Plan Year multiplied by 2.0 (or such lesser amount as may be required by section 6.3(c)).

(c) For purposes of this section 6.3, if two or more plans of an Employer to which elective salary reduction contributions, voluntary contributions, or matching contributions are made are elected by the Employer to be treated as one Plan for purposes of Section 410(b)(6) of the Code, such plans shall be treated as a single plan for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage. For purposes of determining the Actual Deferral Percentages and the Actual Contribution Percentages for the group of Highly Compensated Employees and the group of all other eligible Employees, all Employees of the respective group who are directly or indirectly eligible to receive allocations of Elective Deferrals and/or matching contributions under the Plan for any portion of the Plan Year, and all Employees of the respective group who elect not to enter into salary reduction agreements pursuant to section 6.1 or whose eligibility to enter into salary reduction agreements has been suspended or otherwise limited because of an election not to participate, a withdrawal, a loan, or a restriction on Annual Additions as set forth in section 7.9, shall be included. For purposes of determining the Actual Deferral Ratio and the Actual Contribution Ratio for a Highly Compensated Employee, all cash or deferred arrangements in which the Employee is eligible to receive allocations of elective contributions and/or matching contributions shall be taken into account, except as otherwise provided by Treasury Regulation Sections 1.401(k)-2(a)(3)(ii)(B) and 1.401(m)-2(a)(3)(ii)(B).

6.4 Minimum Top Heavy Contribution. For each Plan Year in which this Plan is a Top Heavy Plan, an eligible Participant who is a Non-Key Employee, who is employed by an Employer on the last day of such Plan Year, and who is not a participant in the ESOP shall be entitled to receive a minimum contribution from his Employer for such Plan Year equal to three percent (3%) of his Section 415 Compensation (or, if less, the highest aggregate percentage of such Section 415 Compensation allocated to a Key Employee’s Savings Contributions Account and Matching Contributions Account hereunder, as well as his Employer contribution accounts under the ESOP and any other defined contribution plan maintained by such Employer or an Affiliate), regardless of whether such Plan Year constitutes a Year of Service for such Participant. For purposes of satisfying the three percent (3%) minimum contribution required under this section 6.4 or the ESOP, as applicable, Employer matching contributions shall be taken into account for purposes of calculating the minimum required contribution. Employer matching contributions that are used to satisfy the minimum contribution requirement shall be treated as matching contributions for purposes of the Actual Contribution Percentage test under section 6.3 and other requirements of Section 401(m) of the Code.

6.5 Forfeitures. Except as otherwise specifically provided in section 9.7 or otherwise in this Plan, any amount forfeited pursuant to the provisions of this Plan shall be used as soon as possible to reduce the matching contributions of an Employer under section 6.2. In the event that forfeitures subject to this section 6.5 exceed the amount that may be used to reduce matching contributions for the Plan Year, any additional forfeitures shall be used to increase matching contributions as provided in section 7.5(b).

6.6 Participant Contributions Generally Not Permitted; Special Rollover Contributions. The Plan Administrator shall not accept any voluntary after-tax Participant contributions or any rollover contributions (within the meaning of Section 402 of the Code). Notwithstanding the foregoing, to the extent permitted by the ESOP, funds may be transferred to this Plan from the ESOP on behalf of a Participant in connection with a diversification election under the terms of the ESOP.

6.7 Form and Timing of Contributions. Payments on account of the Elective Deferrals due from an Employer for any Plan Year shall be made in cash to the Primary Trustee. Payments on account of the matching contributions due from an Employer for any Plan Year (as well as any Employer contributions required pursuant to section 6.4) shall be made in cash to the Primary Trustee or in shares of common stock of the Company to the Publix Stock Fund Trustee. Such payments may be made by a contributing Employer at any time, but payment of the matching contributions for any Plan Year (as well as any Employer contributions required pursuant to section 6.4) shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer’s federal income tax return for its taxable year with which or within which such Plan Year ends. Payment of any Elective Deferral shall be made as of the earliest date on which such Elective Deferral can reasonably be segregated from the Employer’s general assets; provided, however, that such payment shall be made no later than the fifteenth (15th) business day of the month following the month in which the Elective Deferral is withheld from a Participant’s pay.

6.8 No Duty to Inquire. The Trustees shall have no right or duty to inquire into the amount of any contribution made by an Employer or the method used in determining the amount of any such contribution, or to collect the same, but the Trustees shall be accountable only for funds actually received by the Trustees.

ARTICLE VII

Participants’ Accounts and Allocation of Contributions

7.1 Trust Fund. The assets of the Trusts shall constitute a fund or funds in which the Participants shall have undivided interests in accordance with the provisions described below.

7.2 Establishment of Accounts. The Plan Administrator shall establish and maintain with respect to each Participant two Accounts, designated as a Savings Contributions Account and a Matching Contributions Account. The Plan Administrator may also establish and maintain with respect to the portion of each Participant’s Accounts invested in the Publix Stock Fund, an Employer Securities Account and an Other Investments Account to reflect further the Participant’s interest in the Publix Stock Fund. The Plan Administrator may establish such additional Accounts as are necessary to reflect a Participant’s interest in the Trust Funds, including without limitation a Rollover Contribution Account in connection with any transfer from the ESOP as provided in section 6.6.

7.3 Interest of Participant. The interest of a Participant in the Trust Funds shall be the balance remaining from time to time in his Accounts after making the adjustments required in sections 7.4, 7.5, 7.6, and 7.7.

7.4 Allocation of Earnings. As of each applicable Valuation Date, each of a Participant’s Accounts shall be credited or charged, as the case may be, with a share of the Earnings of the Trust Funds for the Valuation Period ending with such current Valuation Date in accordance with the interest of each Participant, if any, in each Directed Investment Fund and the Publix Stock Fund. If the fund in question has a daily unit value, then Earnings shall be determined on that basis. Otherwise, Earnings shall be determined by the Plan Administrator on a weighted average basis, so that each Participant with a balance in such fund shall receive a pro- rata share of the Earnings of such fund, taking into account the period of time that each dollar invested in such fund has been so invested.

7.5 Allocation of Contributions. Subject to the provisions of section 7.9, each Participant’s Accounts shall be credited with contributions made as follows:

(a) The Savings Contributions Account of a Participant shall be credited with any Elective Deferrals made by his Employer on his behalf pursuant to section 6.1.

(b) The Matching Contributions Account of a Participant shall be credited with any matching contributions made by his Employer on his behalf pursuant to section 6.2. In addition, the Matching Contributions Account of a Participant shall be credited with any additional matching contributions made, pursuant to section 6.2(c) or section 6.5, with forfeitures in excess of amounts necessary to fund any matching contributions made pursuant to section 6.2. Any additional matching contributions shall be credited to each eligible Participant for whom Elective Deferrals are made during the Plan Year, and shall equal a uniform percentage of the amount of the Elective Deferrals made to the Plan by the Participant for the Plan Year; provided, however, that no additional matching contribution shall be made for a Participant with respect to any Plan Year for the portion of his Elective Deferrals that are in excess of six percent (6%) of the Participant’s Compensation for such Plan Year; and provided, further, that no additional matching contribution shall be required for the portion of a Participant’s Elective Deferrals subject to the refund requirements of sections 6.1(b) and 6.1(f). A Participant will not be entitled to share in the matching contributions or additional matching contributions unless he meets the requirements of section 6.2(b).

(c) For each Plan Year in which this Plan is a Top Heavy Plan, a Participant who is not a participant in the ESOP and who meets the additional eligibility requirements set forth in section 6.4 for such Plan Year shall be entitled to his share of the contribution provided pursuant to section 6.4. Any such contribution for a Plan Year shall be credited to the Matching Contributions Account of the Participant.

(d) The Rollover Contributions Account of a Participant shall be credited with any amounts transferred from the ESOP on behalf of the Participant.

7.6 Distributions. Each Participant’s Accounts shall be charged with the amount of any distribution made to, or withdrawal made by, the Participant or his beneficiary from his Accounts.

7.7 Other Adjustments.

(a) The Participants’ Employer Securities Accounts and Other Investments Accounts shall be further credited and charged with the proceeds of any short-term interim investments that may be made during periods prior to purchase dates for the acquisition of common stock of the Company by the Publix Stock Fund Trustee.

(b) The Participants’ Employer Securities Accounts and Other Investments Accounts shall be further adjusted to reflect purchases of the common stock of the Company with assets other than the common stock of the Company, and purchases of assets other than the common stock of the Company in connection with the sale of the common stock of the Company.

7.8 Accrual Method. For purposes of all computations required by this Article VII, the Trust Funds and the assets therein shall be valued at their fair market value as of each applicable Valuation Date. The Plan Administrator may adopt such additional accounting procedures as are necessary to accurately reflect each Participant’s interest in the Trust Funds. All such procedures shall be applied in a consistent nondiscriminatory manner.

7.9 Limitation on Allocation of Contributions.

(a) Notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant’s Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of (i) $40,000 (as adjusted from time to time under applicable law) or (ii) 100% of the Participant’s Section 415 Compensation for such Limitation Year.

(b) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in more than one defined contribution plan maintained by any Employer or any Affiliate and the aggregate Annual Additions to all of such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the Annual Additions for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in section 7.9(c). Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments shall be required to any other Plan.

(c) For Limitation Years beginning before January 1, 2008, if as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, a reasonable error in determining the amount of Elective Deferrals that may be made, or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant (including Elective Deferrals and matching contributions) would cause the limitations set forth in this section 7.9 to be exceeded, the excess amount shall be deemed first to consist of the Participant’s Elective Deferrals in excess of any amount subject to a matching contribution for the Plan Year, which excess shall be returned to the Participant. The remaining excess shall be deemed to consist of Elective Deferrals and corresponding matching contributions, in which case the excess Elective Deferrals shall be returned to such Participant and the corresponding matching contributions shall be held and allocated in the manner described below. Any excess amount attributable to matching contributions shall be held unallocated in a suspense account for the Limitation Year, used to reduce matching contributions on behalf of such Participant for the next Limitation Year, and allocated to such Participant in lieu of such reduced contribution as of the end of the next Limitation Year under the terms of section 7.5. Any such allocations shall be treated as Annual Additions to the Matching Contributions Account of the Participant in the Limitation Year that they are allocated in lieu of such reduced contributions. In the event that the Participant terminates his participation in this Plan before all of the amounts in a suspense account are allocated to his Matching Contributions Account, then such excess amounts shall be retained in such suspense account, to be reallocated to other Participants as of the end of the next Limitation Year and any succeeding Limitation Years until all amounts in the suspense account are exhausted. For Limitation Years beginning on or after January 1, 2008, Annual Additions that would cause the limitation set forth in this section 7.9 to be exceeded shall be corrected as permitted under the Employee Plans Compliance Resolution System maintained by the Internal Revenue Service.

ARTICLE VIII

Benefits Under the Plan

8.1 Retirement Benefit.

(a) A Participant shall be entitled to retire from the employ of his Employer, regardless of whether the Participant has incurred a One Year Break in Service on such date, upon such Participant’s Normal Retirement Date. Except as otherwise provided in section 9.1(b)(2), until a Participant actually retires from the employ of his Employer, no retirement benefits shall be payable to him, and he shall continue to be treated in all respects as a Participant.

(b) Upon the retirement of a Participant as provided in section 8.1(a), such Participant shall be entitled to a retirement benefit in an amount equal to one hundred percent (100%) of the aggregate balances in his Accounts as of the date of distribution.

8.2 Disability Benefit.

(a) In the event that a Participant’s employment with his Employer is terminated by reason of his total and permanent disability, such Participant shall be entitled to a disability benefit in an amount equal to one hundred percent (100%) of the aggregate balances in his Accounts as of the date of distribution. Notwithstanding the foregoing provisions of this paragraph (a), in the event that a Participant’s employment with his Employer is terminated by reason of his total and permanent disability, he shall not become fully (100%) vested in his Accounts by virtue of such disability if, on the date of such termination:

(1) the Participant had incurred a One Year Break in Service during the computation period ending on the most recent Anniversary Date prior to such termination, or

(2) the Participant had reentered the employ of an Employer but had not yet become eligible to resume participation in the Plan under section 5.3 at the time of his termination.

(b) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer and will be deemed to have occurred only when certified by a Doctor of Medicine who is licensed to practice medicine in the State in which the Participant was employed by his Employer and who is acceptable to the Plan Administrator, and only if such proof is received by the Administrator within one hundred eighty (180) days after the date of the termination of such Participant’s employment.

8.3 Severance of Employment Benefit.

(a) In the event a Participant’s employment with his Employer is terminated for reasons other than retirement, total and permanent disability or death, such Participant shall be entitled to a severance of employment benefit in an amount equal to his Vested Interests in the aggregate balances in his Accounts as of the date of distribution.

(b)(1) The Vested Interest of a Participant in his Matching Contributions Account shall be a percentage of the balance of such Matching Contributions Account as of the applicable date, based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 3 Years of Service	0%
3 years or more	100%

(2) Notwithstanding the provisions of section 8.3(b)(1), for any Plan Year in which this Plan is a Top Heavy Plan, a Participant’s Vested Interest in his Matching Contributions Account shall be a percentage of the balance of such Matching Contributions Account as of the applicable date, based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 2 Years of Service	0%
2 years, but less than 3 years	20%
3 years, but less than 4 years	40%
4 years, but less than 5 years	60%
5 years, but less than 6 years	80%
6 years or more	100%

(3) If at any time this Plan ceases to be a Top Heavy Plan after being a Top Heavy Plan for one or more Plan Years, the change from being a Top Heavy Plan shall be treated as if it were an amendment to the Plan’s vesting schedule for purposes of sections 14.1(c) and (e).

(4) Notwithstanding the foregoing, a Participant’s Vested Interest in his Matching Contributions Account shall be one hundred percent (100%) upon the Participant attaining his Normal Retirement Date. A Participant’s Vested Interest in his Savings Contributions Account shall be one hundred percent (100%) regardless of the number of his Years of Service.

(5) Notwithstanding the foregoing, a Participant who was an Employee of the Company on December 31, 2005, and who became an employee of Publix Employees Federal Credit Union as of January 1, 2006, shall have a Vested Interest in his Matching Contributions Account of one hundred percent (100%) as of January 1, 2006.

(c) If the termination of employment results in five (5) consecutive One Year Breaks in Service, or if a Participant incurs five (5) consecutive One Year Breaks in Service while continuing his employment with an Employer or an Affiliate, then upon the occurrence of such five (5) consecutive One Year Breaks in Service, the nonvested interest of the Participant in his Matching Contributions Account shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 6.5 and 7.5(b), at the end of the Plan Year during which the fifth (5th) such consecutive One Year Break in Service occurs. If the Participant is later reemployed by an Employer or an Affiliate, or if the Participant continues his employment with an Employer or an Affiliate, as the case may be, the unforfeited balance, if any, in his Matching Contributions Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant’s Years of Service after any five (5) consecutive One Year Breaks in Service shall not be taken into account for the purpose of determining the Vested Interest of such Participant in the balance of his Matching Contributions Account that accrued before such five (5) consecutive One Year Breaks in Service.

(d)(1) Notwithstanding any other provision of this section 8.3, if at any time a Participant is less than one hundred percent (100%) vested in his Matching Contributions Account and, as a result of his severance of employment, he receives his entire vested severance of employment benefit pursuant to the provisions of Article IX, then upon the occurrence of such distribution, the nonvested interest of the Participant in his Matching Contributions Account shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 6.5 and 7.5(b), at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

(2) If a Participant whose interest is forfeited under this section 8.3(d) is reemployed by an Employer or an Affiliate prior to the occurrence of five (5) consecutive One Year Breaks in Service commencing after his distribution, then such Participant shall have the right to repay to the Trust, before the date that is the earlier of (i) five (5) years after the Participant’s resumption of employment or (ii) the close of a period of five (5) consecutive One Year Breaks in Service, the full amount of the severance of employment benefit previously distributed to him, if any. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, the nonvested interest of the Participant previously forfeited pursuant to the provisions of this section 8.3(d) shall be restored to the Matching Contributions Account of the Participant, such restoration to be made from forfeitures of nonvested interests and, if necessary, by contributions of his Employer, so that the aggregate of the amounts repaid by the Participant and restored by the Employer shall not be less than the Account balances of the Participant at the time of forfeiture unadjusted by any subsequent gains or losses.

(e) Notwithstanding any other provision of this section 8.3, if a Participant is reemployed by an Employer or an Affiliate and, as a result, no five (5) consecutive One Year Breaks in Service occur, the Participant shall not be entitled to any severance of employment benefit as a result of such termination of employment; provided, however, that nothing contained herein shall require or permit the Participant to return or otherwise have restored to his Matching Contributions Account any funds distributed to him prior to his reemployment and the determination that no five (5) consecutive One Year Breaks in Service would occur.

8.4 Death Benefit.

(a) In the event that a Participant’s employment with his Employer is terminated by reason of his death, his beneficiary shall be entitled to a death benefit in an amount equal to one hundred percent (100%) of the aggregate balance in his Accounts as of the date of distribution. In the event that a Participant dies after the termination of his employment, his beneficiary shall be entitled to a death benefit equal to the amount provided under section 8.1, 8.2 or 8.3, as the case may be, provided that any such death benefit shall be in lieu of the payment of any further benefit under this Article. Notwithstanding the foregoing provisions of this paragraph, in the event that a Participant’s employment with his Employer is terminated by reason of his death he shall not become fully (100%) vested in his Accounts as a result of such death if, on the date of such termination:

(1) the Participant had incurred a One Year Break in Service during the computation period ending on the most recent Anniversary Date prior to such termination, or

(2) the Participant had reentered the employ of an Employer but had not yet become eligible to resume participation in the Plan under section 5.3 at the time of his termination.

(b) Subject to the provisions of section 8.4(c), at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument signed by the Participant and filed with the Plan Administrator. If the Participant designates two or more beneficiaries, but fails to specify the portion that each beneficiary is to receive, they shall share equally. In the event that a Participant has designated two or more beneficiaries, and one or more (but less than all) of such beneficiaries predecease the Participant, then, absent a specific designation by the Participant to the contrary, the surviving designated beneficiary or beneficiaries shall split the deceased beneficiary’s or beneficiaries’ share on a pro-rata basis (based upon the percentages designated by the Participant). In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such beneficiary or all such beneficiaries shall predecease the Participant, then the Participant’s surviving Eligible Spouse, and if none, then the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant and no court order authorizes a distribution pursuant to applicable state law, then his next of kin under the statute of descent and distribution of the state in which the Participant was domiciled at the time of his death shall be deemed to be the beneficiary or beneficiaries to receive such death benefit.

(c) Notwithstanding the foregoing, if the Participant is married for not less than one year as of the date of his death, the Participant’s surviving Eligible Spouse shall be deemed to be his designated beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the Eligible Spouse consents or has consented to the Participant’s designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that Eligible Spouse. An Eligible Spouse’s consent shall be a restricted consent (which may not be changed as to the beneficiary unless the Eligible Spouse consents to such change in the manner described herein). Notwithstanding the preceding provisions of this section 8.4(c), a Participant shall not be required to obtain spousal consent to his designation of another beneficiary if the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Plan Administrator with a court order to such effect.

ARTICLE IX

Form and Payment of Benefits, Withdrawals

9.1 Time for Distribution of Benefits.

(a) Except as otherwise provided under this Article IX:

(1) the amount of the benefit to which a Participant is entitled under sections 8.1, 8.2, or 8.3 shall be paid to him beginning as soon as practicable following the Participant’s retirement, total and permanent disability, or severance of employment, as the case may be; and

(2) the amount of the benefit to which a Participant is entitled under section 8.4 shall be paid to the Participant’s beneficiary or beneficiaries, beginning as soon as practicable following the Participant’s death; provided, however, that with respect to a death benefit of more than $5,000 for a beneficiary, such benefit shall be paid in a lump sum:

(A) in the case that the designated beneficiary is the Participant’s surviving spouse, at the time the Participant would have reached age 70 1/2; and

(B) in any other case, approximately five (5) years from the date of the Participant’s death, but in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

Notwithstanding the foregoing, any beneficiary whose benefits are subject to subsection 9.1(a)(2)(A) or (B) may make an irrevocable election to receive the benefit payable to him at any time before the date of distribution described above.

(b) Unless the Participant otherwise elects, any distribution paid to a Participant pursuant to section 9.1(a) shall commence not later than the earlier of:

(1) the 60th day after the last day of the Plan Year in which the Participant’s employment is terminated or, if later, in which occurs the Participant’s Normal Retirement Date subject, in either case, to the provisions of section 9.1(c); or

(2) April 1 of the year immediately following the calendar year in which the Participant reaches age 70 1/2 or retires, whichever is later; provided, however, that a Participant who is a five percent (5%) owner (as defined in Section 416 of the Code) shall commence receiving payment of his retirement benefit no later than April 1 after the end of the calendar year in which he attains age 70 1/2 even if he has not actually retired from the employ of his Employer at the time.

(c) Notwithstanding the foregoing, no distribution shall be made of the benefit to which a Participant is entitled under section 8.1, 8.2, or 8.3 prior to the Participant’s 62nd birthday unless the value of his benefit does not exceed $1,000 or unless the Participant consents to the distribution. The Plan Administrator shall provide each Participant entitled to a distribution of more than $1,000 with a written notice of his rights, which shall include an explanation of the alternative dates for distribution of benefits and the optional forms of benefit available to the Participant. The Participant may elect to exercise such rights, no less than thirty (30) days and no more than one hundred eighty (180) days before the first date upon which distribution of the Participant’s Vested Interest in the Accounts may be made; provided, however, that such distribution may commence less than thirty (30) days after the provision of the notice if the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and if the Participant, after receiving the notice, affirmatively elects a distribution. In the event that a Participant does not consent to a distribution of a benefit in excess of $1,000 to which he is entitled under section 8.1, 8.2, or 8.3, the amount of his benefit shall commence to be paid to the Participant not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches his 62nd birthday.

(d) Notwithstanding the foregoing, (i) benefit payments shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9)(G) of the Code, the regulations issued thereunder (including Regulation Section 1.401(a)(9)-5(d)), and such other rules thereunder as may be prescribed by the Commissioner, and (ii) distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(e) Notwithstanding the other provisions of this Plan, in the event that an alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, should die before receiving the entire balance under the Accounts established for such alternate payee, then the balance in his Accounts as of the date of distribution shall be distributed to the beneficiary or beneficiaries of the alternate payee (as determined in accordance with the provisions of section 8.4) as soon as practicable following the death of the alternate payee, unless and to the extent that the Qualified Domestic Relations Order provides otherwise.

9.2 Manner and Form of Payment.

(a) The amount of any benefit to which a Participant is entitled under Article VIII hereof shall be paid to him in cash in the form of a lump sum; provided, however, that at the request of the Participant or, in case such Participant has died, at the request of his beneficiary or beneficiaries, the portion of any distributable benefit attributable to the Participant’s Employer Securities Accounts shall be distributable, to the extent possible, in shares of common stock of the Company, except that no fractional share shall be issued and the value of any fractional share to which a Participant would otherwise be entitled shall be paid in cash. For distributions of benefits of $1,000 or less ($5,000 or less in the case of a beneficiary of a deceased Participant), the Administrator shall have no obligation to contact the Participant or his beneficiary or beneficiaries with respect to any such election regarding in-kind distributions of the Participant’s Employer Securities Accounts. For all purposes of this Article IX, it is understood that a “lump sum” may include two or more payments in order to permit the Plan Administrator to obtain the cash needed to make a distribution in cash with respect to whole or fractional shares held in a Participant’s Employer Securities Accounts by selling the shares on the next permitted sales date as determined from time to time by the Plan Administrator in accordance with the provisions of section 10.4.

(b) If a Participant or his beneficiary elects to receive some or all of the Participant’s distributable benefit attributable to the Participant’s Employer Securities Accounts in shares of common stock of the Company, then all shares acquired as a result thereof, including without limitation all such shares acquired by transfer under this section 9.2 or otherwise from any person so receiving such shares, shall be subject to the following restrictions (with each stockholder with respect to such shares being referred to as an “Owner”), and any election to receive common stock of the Company under this Plan shall be conditioned on the recipient agreeing to be bound by the provisions of this section 9.2:

(1) except as provided by section 9.2(d), no sale, transfer, or other disposition of such shares for consideration shall be made by an Owner to any person other than to the Company pursuant to section 9.2(c), and all other such attempted or actual sales, transfers or dispositions shall be void and without effect;

(2) an Owner may transfer such shares by gift (as long as the gift is consistent with the Owner’s acquisition of the shares solely for investment and not with any intent to resell or distribute the shares), testamentary disposition, or intestate succession to any person, which person shall thereupon become an Owner, with the transferred shares being subject to all the restrictions imposed on the transfer or other disposition of shares by this section 9.2 and any election documents; however, an Owner may not transfer shares to the Owner and another person (other than the Owner’s spouse) as joint owners;

(3) all certificates representing such shares shall contain a restrictive legend indicating that their transfer is restricted by the terms of this Plan and (if correct at the time of issuance or transfer) that the shares are not registered under federal or state securities laws.

(c) Subject to the right of the Board of Directors in its sole discretion to discontinue or modify its repurchase program or any part of it with respect to any person or all persons for any reason or for no reason at any time or from time to time, the Company agrees to repurchase any and all shares held by an Owner, upon demand, that were acquired pursuant to this Plan. Subject to change or modification at any time and from time to time by the Board of Directors, if the Owner’s demand occurs during an “Offering Period” (as such term is defined in the Company’s Employee Stock Purchase Plan (the “ESPP”), the repurchase price shall be the purchase price for the shares under the ESPP for such Offering Period; and if the Owner’s demand occurs at a time that is not during an Offering Period, the repurchase price shall be the purchase price for the shares in effect during the immediately preceding Offering Period.

(d) The Company will notify the Owner, no later than thirty (30) days after the Company receives a demand of the Owner under section 9.2(c) for the repurchase by the Company, if the Board of Directors has discontinued or modified the repurchase program and as a result thereof the Company declines to repurchase the shares in accordance with the provisions of section 9.2(c). Upon receipt of such notice, the Owner shall be free to resell the shares to a third person as long as such resale takes place within ninety (90) days after receipt of such notice from the Company; provided, however, that the transferee of the Owner shall thereupon become an Owner for purposes of the Plan and the acquired shares shall continue to be subject to all the restrictions imposed on the transfer or other disposition of shares by this section 9.2 and any election documents; and provided further, that before any resale under this section 9.2(d) shall be effected, such transferee may be required by the Company to execute an agreement consenting to the continuation of such restrictions. If the resale does not take place prior to the end of such ninety (90) day period, all the provisions of this section 9.2 shall reattach to the shares of the Owner and the Owner may no longer resell the shares without again complying with the provisions of this section 9.2.

(e) In the event that distribution to the Participant commences under section 9.1(b)(2), the minimum amount that will be distributed for each distribution calendar year during the Participant’s lifetime is the lesser of:

(1) the quotient obtained by dividing the amount of the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s surviving spouse, the quotient obtained by dividing the amount of the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this section 9.2(e) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(f) For purposes of section 9.2(e), the following definitions shall apply:

(1) “Designated beneficiary” shall refer to the individual who is designated as the beneficiary under section 8.4 and is the designated beneficiary in accordance with Section 401(a)(9) of the Code and the applicable Treasury regulations issued with respect thereto.

(2) “Distribution calendar year” shall refer to a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) “Participant’s Account balance” shall refer to the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”), adjusted as follows: (i) the Account balance is increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date; and (ii) the Account balance is decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(4) “Required beginning date” shall refer to the date specified in section 9.1(b)(2).

9.3 Periodic Adjustments. To the extent the balance of a Participant’s Accounts has not been distributed and remains in the Plan, and notwithstanding anything contained in the Plan to the contrary, the value of such remaining balance shall be subject to adjustment from time to time pursuant to the provisions of Article VII.

9.4	Withdrawals After Age 59 1/2	.

(a) Upon reaching age 59 1/2, a Participant who is actively employed by an Employer may apply to the Administrator for the withdrawal of all or a portion of his Savings Contributions Account and his vested Matching Contributions Account. All amounts withdrawn shall be paid to the Participant in cash; provided, however, that at the request of the Participant, the portion of any requested withdrawal attributable to and to be paid from the Participant’s Employer Securities Accounts shall be distributable, to the extent possible, in shares of common stock of the Company, except that no fractional share shall be issued and the value of any fractional share to which a Participant would otherwise be entitled shall be paid in cash.

(b) The Administrator shall direct the Trustee to distribute to a Participant who has applied for such a withdrawal the amount requested, which amount shall be withdrawn first from the Participant’s Accounts excluding the portion held in Employer Securities Accounts and then from the Participant’s Employer Securities Accounts.

(c) Notwithstanding the preceding provisions of this section 9.4, any Participant who is an officer, director or ten percent (10%) shareholder of the Company, and any other Participant who is required to file reports under Section 16(b) of the Securities Exchange Act of 1934, shall be prohibited from withdrawing any portion of his Accounts held in Employer Securities Accounts.

(d) The Administrator shall establish additional uniform and nondiscriminatory rules and procedures regarding the distribution of benefits pursuant to this section.

9.5 Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. In the event that a Distributee elects to have only a portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, the portion must not be less than $500 (as adjusted from time to time under applicable law).

9.6 Distribution for Minors. Notwithstanding the foregoing, no distribution shall be made of the benefit to which a Participant or beneficiary is entitled if the Plan Administrator has actual knowledge that such Participant or beneficiary is legally incompetent, by age or otherwise, to receive such benefit, until either:

(a) a legal guardian has been appointed to receive and account for such benefit to and on behalf of the Participant or beneficiary, or

(b) another person is legally entitled to receive such benefit on behalf of the Participant or beneficiary and payment to such person will discharge the Plan’s obligation to the Participant or beneficiary.

Notwithstanding the foregoing, if the law of the applicable state permits distribution to a natural guardian of the child, then the Plan Administrator is authorized to make the distribution to a natural guardian where applicable (e.g., Florida Statute Section 744.301). A payment made on behalf of a minor beneficiary pursuant to the provisions of this section 9.6 shall fully discharge the Trustees, the Employer, and the Plan from further liability on account thereof.

9.7 Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, at the expiration of two (2) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or his beneficiary despite the reasonable effort of the Administrator to locate such Participant or his beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the Plan. In the event a Participant or his beneficiary is located subsequent to the reallocation of the forfeiture, the amount forfeited (without earnings or other adjustment) shall be immediately restored to the Accounts of the Participant or beneficiary, such restoration to be made from forfeitures and, if necessary, by contributions of his Employer. Restoration under this section 9.7 shall constitute the first use of forfeitures in a year, and the forfeitures available for allocation under section 6.5 shall be reduced accordingly.

9.8 Qualified Domestic Relations Order. An alternate payee who is entitled to benefits pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code shall be entitled to receive payment of such benefits at the time specified in such order, whether or not the Participant has attained his earliest retirement age (within the meaning of Section 414(p)(4)(B) of the Code). Payment shall be made pursuant to such an order, to the extent provided therein, as soon as practicable after the Plan Administrator has determined the order to be a Qualified Domestic Relations Order.

ARTICLE X

Designated Investments

10.1 Selection of Investment Funds. The Plan Administrator shall select three or more mutual or collective funds to be available to Participants for the investment of their Accounts. The available funds shall initially include at least one fund meeting the description below for Fund A, at least one fund meeting the description below for Fund B, and at least one fund meeting the description below for Fund C or Fund D. The Plan Administrator shall have the power to add or modify categories from time to time; provided however, that any modified categories of funds shall have at least as much diversity as the categories of funds set forth below:

(a) Fund A – a money market or stable asset fund, which fund shall consist primarily of investment contracts issued by insurance companies, banks, and other financial institutions, commercial paper, US Government or federal agency obligations, short-term corporate obligations, bank certificates of deposit and/or other types of short maturity investments;

(b) Fund B – a bond fund, which fund shall consist primarily of United States treasury and agency bonds, notes and bills, corporate debt securities, mortgage and other asset-based securities, money market instruments, and/or types of comparable investments;

(c) Fund C – a balanced income and growth fund, which fund shall consist primarily of governmental and corporate bonds, common and preferred stocks, and other investments; and

(d) Fund D – an equity fund, which fund shall consist primarily of common stock and other equity investments.

In addition, the Plan Administrator shall offer to Participants a Publix Stock Fund, which fund shall consist solely of common stock of the Company, except to the extent that cash contributions from Participants and/or the Company, loan payments from Participants, or the sales proceeds from the liquidation of other Participant-directed investments are held in the Other Investments Account of a Participant awaiting to be processed and invested in common stock of the Company on the next date the Plan is scheduled to purchase common stock of the Company from the Company and other Accounts.

10.2 Designation Procedure. From time to time, a Participant may separately elect (including by voice response, Internet, or other electronic means) to have future Elective Deferrals and existing Account balances invested in the available investment funds in the percentages designated by the Participant. The elections shall be made in accordance with such uniform and nondiscriminatory rules as may be adopted from time to time by the Plan Administrator. Any such election shall be effective as soon as administratively practicable after the receipt by the Trustee of directions from the Administrator or the Participant.

10.3 Failure to Designate. If a Participant does not specifically designate the investments for his Accounts, the Accounts shall be invested in such fund as may be selected by the Plan Administrator.

10.4 Procedures and Restrictions. Except as otherwise provided herein, the Plan Administrator shall establish uniform procedures regarding Participant investment directions, which procedures shall be communicated to all Participants. The Plan Administrator, at its sole discretion, may prohibit, or otherwise restrict, the optional investment of Account balances in the Publix Stock Fund by any officer, director or ten percent (10%) shareholder of the Company, or any other Participant who is required to file reports under Section 16(b) of the Securities Exchange Act of 1934, in order to prevent a violation of federal law or an undue administrative burden upon the Plan Administrator. Without limitation on the foregoing, the Plan Administrator shall have the authority to impose reasonable fees or restrictions on trading frequency with respect to any of the investment funds if it deems such fees or restrictions to be in the best interest of Participants who are long-term investors in such investment funds or if the sponsors of such investment funds require such restrictions.

10.5 Other Accounts. Notwithstanding the other provisions of this Article X, a Participant’s Matching Contributions Account shall initially (after contribution or upon restoration of forfeitures) be invested solely in the Publix Stock Fund. Thereafter, a Participant may designate the percentage of his Matching Contribution Account to be allocated to any fund under the same terms as Elective Deferrals under section 10.2. A Participant may designate in accordance with section 10.2 the investment of assets that are then temporarily being held in his Other Investments Account at any time prior to the date of the purchase of common stock of the Company with such funds, in which event such funds will no longer be part of the Publix Stock Fund.

10.6 Other Fiduciary Obligations. In addition to the other fiduciary responsibilities assigned to the Plan Administrator pursuant to this Article X, and not in limitation thereof, the Administrator shall be responsible for determining the investment objectives and philosophy of the Plan, the selection and appointment of investment managers (who shall be qualified investment managers within the meaning of ERISA), and carrying out (or appointing agents, including third party administrators, to carry out) the investment directions given by Participants under this Article X.

ARTICLE XI

Loans to Participants

11.1 Availability of Loans.

(a) The Plan Administrator, in accordance with its uniform nondiscriminatory policy, may direct the Trustee, upon application of a Participant who is actively employed by an Employer, to make a loan to such Participant out of his Accounts, excluding any portion of the Accounts held in his Employer Securities Account within the Publix Stock Fund. Any such loan to a Participant shall be considered a designated investment under Article X and without limitation shall be subject to the provisions of Article X.

(b) Until otherwise directed by the Administrator, the Vice President of Benefits Administration shall be authorized to coordinate the loan program set forth herein.

(c) The amount advanced, when added to the outstanding balance of all other loans to the Participant from any qualified retirement plan adopted by the Participant’s Employer or an Affiliate, may not exceed the lesser of:

(1) $50,000, reduced by the excess, if any, of:

(A) the Participant’s highest aggregate outstanding balance of all loans from the Plan (or any other qualified retirement plan adopted by the Participant’s Employer or an Affiliate) during the one (1) year period ending on the day before the date on which the loan is made, over

(B) the aggregate outstanding balance of all loans from any qualified retirement plan adopted by the Participant’s Employer or an Affiliate on the date on which the loan is made; or

(2) fifty percent (50%) of the vested balance of the Participant’s Savings Contribution and Matching Contributions Accounts; or

(3) one hundred percent (100%) of the balance of the Participant’s Savings Contributions and Matching Contributions Accounts, excluding the portion, if any, held in his Employer Securities Account within the Publix Stock Fund.

(d) The minimum amount that may be borrowed by the Participant shall be $1,000, or the entire balance of the Participant’s Accounts available for loans if such entire balance was in excess of $1,000 at the time of the Participant’s request for the loan but is less than $1,000 at the time the loan is disbursed.

(e) The Participant shall not be permitted to obtain more than one loan in any Plan Year.

(f) The Participant shall not be permitted to maintain more than one loan at any time, and there shall be a thirty (30) day waiting period between the termination and payoff of a loan and the initiation of another loan.

(g) Any legal and administrative costs incurred by the Plan Administrator or the Primary Trustee as a result of a loan, or application for a loan, shall be paid by the Participant who received or applied for such loan.

11.2 Time and Manner of Repayment. Any loan made under this Article shall be repayable to the Trust at such times and in such manner as may be provided by the Administrator, subject to the following limitations:

(a) Each loan shall be secured by fifty percent (50%) of the Vested Interest of the Participant in his Accounts. The Administrator shall not accept any other form of security. Each Participant shall agree to have each required loan payment deducted from his pay and remitted to the Trustee.

(b) Each loan shall bear interest at a reasonable rate and shall provide for substantially level amortization of principal and interest no less frequently than quarterly. The interest rate charged shall be comparable to the rate charged by commercial lending institutions in the region in which the Employer is located for comparable loans as determined by the Primary Trustee at the time the loan is approved.

(c) Each loan may be pre-paid at any time after the completion of a ninety (90) day period.

(d) Each loan shall be repaid within a five (5) year period of time.

11.3 Default. In the event of default, the Trustees, at the direction of the Administrator, may proceed to collect said loan with any legal remedy available, including reducing the amount of any distribution permitted under Article VIII by the amount of any such loan that may be due and owing as of the date of distribution or any other action that may be permitted by law. “Events of Default” shall include any failure to make a payment of principal or interest attributable to the loan when due; failure to perform or to comply with any obligations imposed by any agreement executed by the Participant securing his loan obligation; and any other conditions or requirements set forth within a promissory note or security agreement that may be required in order to ensure that the terms of the loan are consistent with commercially reasonable practices. This section 11.3 shall be interpreted in a manner consistent with Treasury Regulations Section 1.72(p)-1, including, but not limited to, the maintenance of a cure period as permitted under Q&A 10.

ARTICLE XII

Trust Funds

12.1 Agreements and Declarations of Trust. The Primary Trust Fund shall be held by State Street Bank and Trust Company, as Primary Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under its Agreement and Declaration of Trust. The Employer Securities Accounts portion of the Publix Stock Fund shall be held by Tina P. Johnson, as Publix Stock Fund Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under its Agreement and Declaration of Trust. The Agreements and Declarations of Trust may from time to time be amended in the manner therein provided. Similarly, the Trustees may be changed from time to time in the manner provided in the Agreements and Declarations of Trust.

12.2 Separate Funds. The Primary Trustee shall maintain the Primary Trust Fund, which shall include all assets other than those held in the Employer Securities Accounts portion of the Publix Stock Fund. The Publix Stock Fund Trustee shall maintain the trust fund consisting of the Employer Securities Accounts portion of the Publix Stock Fund.

ARTICLE XIII

Expenses of Administration of the Plan and the Trust Funds

The Company shall bear all expenses of implementing this Plan and the Trusts. For its services, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its rate schedule in effect from time to time for the handling of a retirement trust. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Funds (except for the reimbursement of expenses properly and actually incurred). The Company may, in its sole discretion, pay all expenses of the administration of the Trust Funds, including the Trustee’s compensation, the compensation of any investment manager, the expense incurred by the Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Funds, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust, and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or an Employer shall not be deemed a contribution to this Plan. Such expenses shall be paid out of the assets of the Trust Funds unless paid or provided for by the Company or another Employer. Any and all expenses (including, without limitation, brokerage fees, closing costs, liabilities arising from the ownership or management of specific properties, and income and other taxes) incurred in connection with the investments of the Directed Investment Funds or the Publix Stock Fund, which are paid from the assets of the Trust Funds, shall be charged solely against, and paid solely from, the Fund to which such investment is attributable. Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon any Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of either Trust. Notwithstanding the foregoing, the Plan Administrator shall have the authority to charge a reasonable fee to a specific Participant or beneficiary for any legal and administrative costs incurred by the Plan Administrator or the Primary Trustee related to such specific Participant or beneficiary, but only in the following situations:

(a) such Participant is otherwise entitled to a retirement benefit under sections 8.1(b), 8.2 or 8.3 and he elects to leave his Accounts in the Plan for distribution at a later date;

(b) a death beneficiary who is otherwise entitled to a death benefit under section 8.4 and he elects to leave his Accounts in the Plan for distribution at a later date; and

(c) an alternate payee who is entitled to benefits pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code regardless of the distribution time period specified in such order.

ARTICLE XIV

Amendment and Termination

14.1 Restrictions on Amendment and Termination of the Plan. It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time and from time to time to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

(a) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trusts;

(b) shall cause or permit any property held subject to the terms of the Trusts to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator and the Trusts;

(c) shall reduce any Vested Interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

(d) shall reduce the Accounts of any Participant;

(e) shall amend any vesting schedule with respect to any Participant who has at least three (3) Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective, or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

(f) shall increase the duties or liabilities of any Trustee without its written consent.

14.2 Amendment of Plan. Subject to the limitations stated in section 14.1, the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder, to change any provision relating to the administration of this Plan, and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trusts.

14.3 Termination of Plan. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan or may terminate this Plan and the Trusts (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination. In any of such events, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully Vested Interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and the Trusts or permanent discontinuance of contributions. All such Vested Interests shall be nonforfeitable.

14.4 Method of Discontinuance. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustees. All of the assets in the Trust Funds belonging to the affected Participants on the date of discontinuance specified in such resolutions shall, aside from becoming fully vested as provided in section 14.3, be held, administered and distributed by the Trustees in the manner provided under this Plan. In the event of a permanent discontinuance of contributions without such formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts will occur on the last day of the Plan Year in which a substantial contribution is made to the Trust.

14.5 Method of Termination.

(a) In the event an Employer decides to terminate this Plan and the Trusts, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustees. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Funds as of the date of termination, each affected Participant (or the beneficiary or beneficiaries of any such Participant) shall be entitled to receive, provided that the requirements set forth in section 14.5(b) are met, any amount then credited to his Accounts in a lump sum.

(b) In the event this Plan is terminated, distributions may not be made as a result thereof unless the Plan has been completely terminated and the Company or any Affiliate does not establish or maintain an alternative defined contribution plan (within the meaning of Section 401(k)(10) of the Code and Treasury Regulations Section 1.401(k)-1(d)(4)(i)), unless the law otherwise permits the distribution.

(c) At the election of the Participant, the Plan Administrator may transfer the amount of any Participant’s distribution under this section 14.5 to an Eligible Retirement Plan in accordance with the procedures of section 9.5 instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.

ARTICLE XV

Miscellaneous

15.1 Merger or Consolidation. This Plan and the Trusts may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trusts may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation, or transfer, if the plan and trusts then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation, or transfer if this Plan and the Trusts had then terminated.

15.2 Alienation.

(a) Except as otherwise provided in this section 15.2 or in Article XI, no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate, or otherwise alienate his interest in this Plan or the Trusts or any payments to be made thereunder; no benefits, payments, rights, or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish, or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trusts, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trusts, as and when the same respectively are due and payable under the terms of this Plan and the Trusts.

(b) Notwithstanding the provisions of section 15.2(a), the Plan Administrator shall direct the Trustees to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. The Administrator shall establish procedures consistent with Section 414(p) of the Code to determine if any order received by the Administrator or any other fiduciary of the Plan is a Qualified Domestic Relations Order.

(c) Notwithstanding the provisions of section 15.2(a), the Plan Administrator shall direct the Trustees to comply with the lawful terms of a levy of the Internal Revenue Service.

(d) Effective August 5, 1997, the provisions of section 15.2(a) shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1) the order or requirement to pay arises:

(A) under a judgment of conviction for a crime involving the Plan,

(B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or

(C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

(2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

15.3 Governing Law. This Plan shall be administered, construed, and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

15.4 Action by Employer. Whenever the Company or another Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed by or at the direction of the Board of Directors of the Company or such other Employer (or the Executive Committee as authorized by the Board) and shall be evidenced by proper resolution of such Board of Directors (or the Executive Committee as authorized by the Board) certified by the Secretary or Assistant Secretary of the Company or such other Employer.

15.5 Alternative Actions. In the event it becomes impossible for the Company, another Employer, the Plan Administrator, or the Trustees to perform any act required by this Plan, then the Company, such other Employer, the Administrator, or the Trustees, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

15.6 Gender. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

15.7 Veterans’ Reemployment Rights. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

IN WITNESS WHEREOF, this Amendment and Restatement has been executed this 22nd day of January, 2008.

ATTEST:		PUBLIX SUPER MARKETS, INC.

(CORPORATE SEAL)

By:	/s/ Linda S. Kane	By:	/s/ William E. Crenshaw
	Linda S. Kane, Assistant Secretary		William E. Crenshaw, President